SECOND AMENDED AND RESTATED
                      LOAN AND SECURITY AGREEMENT

                   Dated as of September ____, 1997

                                between

                       SPORT SUPPLY GROUP, INC.,

                              as Borrower

                                  and

                    LASALLE BUSINESS CREDIT, INC.,

                               as Lender


                            $25,000,000.00

                        SECOND AMENDED AND RESTATED
                      LOAN AND SECURITY AGREEMENT


      THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 9th day of September, 1997, by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with an office at 120 East Baltimore Street, Suite 1802, Baltimore, Maryland 21202, and SPORT SUPPLY GROUP, INC., a Delaware corporation ("Borrower"), with its principal office at 1901 Diplomat Drive, Farmers Branch, Texas 75234.

                              WITNESSETH:

          WHEREAS, Borrower is currently indebted to LaSalle in connection with certain loans, advances and credit accommodations extended to Borrower by LaSalle pursuant to the Amended and Restated Loan and Security Agreement dated as of March 23, 1995;

          AND WHEREAS, the parties wish to modify in certain respects the terms and conditions upon which such loans, advances and credit accommodations shall be made;

          NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) heretofore and hereafter made to Borrower by LaSalle, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

      1.  DEFINITIONS.

          A.  General Definitions

          "Account Debtor" shall mean the Person who is obligated on or under an Account.

          "Accounts" shall mean all of Borrower's presently existing and hereafter arising accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guarantees, letters of credit and other security therefor, as well as all merchandise returned to or reclaimed by Borrower, and all products and proceeds of the foregoing.

          "Affiliate" shall mean any Person (1) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower, (2) that directly or beneficially owns or holds ten percent (10%) or more of any class of the voting stock of Borrower, (3) ten percent (10%) or more of whose voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest of which) is owned directly or beneficially or held by Borrower, or (4) ten percent (10%) or more of whose voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest of which) is owned directly or beneficially or held by a Person referred to in (1), (2) or (3) above.

          "Bank" shall mean LaSalle National Bank, Chicago, Illinois, and its successors.

          "Basis Point" shall mean one one-hundredth of a percentage point.

          "Borrower's Books" shall mean all of Borrower's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing, or evidencing Borrower's assets, liabilities, the Accounts and all information relating thereto;
   records indicating, summarizing, or evidencing Borrower's business operations or financial condition; records indicating, summarizing, or evidencing Borrower's compliance with or problems or activities concerning environmental laws; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information and any software necessary to operate the same, to the extent of Borrower's ownership interest or other rights in and to all of such property.

          "Borrowing Base" shall have the meaning specified in paragraph 2.A.(2) hereof.

          "Breakage Costs" shall have the meaning specified in paragraph 5.C.(4) hereof.

          "Business Day" shall mean any day other than a Saturday, Sunday, or such other day as banks in Illinois are authorized or required to be closed for business.

          "Capital Expenditure Loan" shall have the meaning specified in paragraph 3.B hereof.

          "Capital  Expenditure  Loan  Note"  shall  have  the   meaning
   specified in paragraph 3.B hereof.

          "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts on the balance sheet of Borrower.

          "Change of Control" shall mean a change in a majority of the directors of the Borrower sitting on the Borrower's Board of Directors as of the date of this Agreement; however, any director elected after the date of this Agreement shall not be considered a new director if a majority of the then existing directors propose the admission of such new director.

          "Closing Date" shall mean the date set forth on the first page of this Agreement.

          "Collateral" shall mean all of the personal property and other assets owned by Borrower, all of the real property, improvements and other assets owned by Borrower described in the Mortgage and all other real or personal property owned by any Obligor or any other Person now or hereafter pledged to LaSalle to secure, either directly or indirectly, repayment of any of the Obligations, including without limitation all of the following wherever located and whether now existing or owned or hereafter created or acquired: the Accounts; the General Intangibles; the Negotiable Collateral; the Inventory; Borrower's Books; the Equipment; any money, deposit accounts or other assets of Borrower in which LaSalle receives a lien or which hereafter comes into the possession, custody or control of LaSalle or any bailee of LaSalle; and all products and proceeds of every nature of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral and any and all Accounts, General
   Intangibles, Negotiable Collateral, Inventory, contract rights, instruments, documents and chattel paper, Equipment, money, deposit accounts or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral, and the proceeds and products thereof.

          "Continuation" shall have the  meaning specified in  paragraph
   5.C hereof.

          "Conversion" shall have the meaning specified in paragraph 5.C hereof.

          "Default" shall mean an Event Of Default or any event, condition or default which with the giving of notice, the lapse of time or both would be an Event Of Default.

          "EBITDA" shall mean, with respect to any period, net income from Borrower's continuing operations, as reported in Borrower's Report on Form 10K, after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, less gains and plus losses attributable to any fixed asset sales made during such period, plus any other non-recurring and non-cash charges or losses, or minus any non-cash gains which have been subtracted or added in calculating net income after taxes for such period.

          "Eligible Account" shall mean an Account owing to Borrower which is acceptable to LaSalle in LaSalle's reasonable credit judgment for lending purposes, provided that such Account shall be considered an Eligible Account if it meets, and so long as it continues to meet, the following requirements:
          (1) it is genuine and in all respects is what it purports to be;

          (2) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of LaSalle;

          (3) it arises from: (a) the performance of services by Borrower and such services have been fully performed; or (b) the sale or lease of Goods by Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned any of the Goods, or has not refused to accept any of the services, which are the subject of such Account, and Borrower has possession of, or has delivered to LaSalle promptly after being requested by LaSalle, and in any event within ten (10) days after receipt by Borrower, shipping and delivery receipts evidencing delivery of such Goods;

          (4) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within thirty (30) days after the stated invoice date thereof (or sixty (60) days as to those Account Debtors specified by LaSalle in its reasonable credit judgment) and does not remain unpaid more than one hundred twenty (120) days past the original invoice date thereof (or one hundred fifty (150) days as to those Account Debtors specified by LaSalle in its reasonable credit judgment); provided, however, that if more than fifty percent (50%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid for more than one hundred twenty (120) days (or one hundred fifty (150) days as to those Account Debtors specified by LaSalle in its reasonable credit judgment) past the respective invoice dates thereof, then all Accounts owing to Borrower by that Account Debtor shall be deemed ineligible;

          (5) it is subject to a perfected, first priority lien and security interest in favor of LaSalle, and it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (6) it is not an Account with respect to which Borrower is or is expected to become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower, to the extent of Borrower's existing or expected liability to such Account Debtor;

          (7) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

          (8) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

          (9) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate of Borrower, except with respect to Accounts owing to Borrower by Emerson under the Management Services Agreement, for which Accounts in an amount not exceeding One Hundred Fifty Thousand Dollars ($150,000.00) may constitute Eligible Accounts so long as they meet the other requirements set forth herein;

          (10) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower has directed such Account Debtor to remit all payments directly to the Lock Box;

          (11) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to: (a) receive a certificate of authority to do business and be in good standing in such state, or (b) file a notice of business activities report or similar report with such state's taxing authority, unless (i) Borrower has taken one of the actions described in clauses (a) or (b), (ii) the failure to take one of the actions described in either clause (a) or (b) may be cured retroactively by Borrower at its election, or (iii) Borrower has proven, to LaSalle's satisfaction, that it is exempt from any such requirements under any such state's laws;

          (12) it is an Account which arises out of a sale made in the ordinary course of Borrower's business;

          (13) the Account Debtor is a resident or citizen of, and is located within, the United States of America or the Canadian Provinces of Ontario, Manitoba, Saskatchewan, Alberta, or Yukon, unless the Account is secured by a letter of credit or credit insurance which has been specifically approved by and assigned to LaSalle, or LaSalle is otherwise satisfied with the creditworthiness of the Account Debtor;

          (14) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right (other than return rights existing in the ordinary course of Borrower's business), as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

          (15) it is not an Account (a) with respect to which any representation or warranty contained in this Agreement is untrue in any material respect or (b) which violates any of the covenants of Borrower contained in this Agreement;

          (16) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds the greater of ten percent (10%) of the aggregate of Borrower's Accounts or a credit limit determined by LaSalle in its reasonable credit judgment for that Account Debtor, provided, however, that Accounts excluded from Eligible Accounts solely by reason of this sub-paragraph (16) shall be Eligible Accounts to the extent of such percentage credit limit; and
          (17) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by LaSalle in its reasonable credit judgment, which shall become ineligible twenty (20) calendar days after LaSalle advises Borrower of such determination.

          "Eligible Capital Expenditure" shall mean a capital asset to be used in the Borrower's normal course of business or computer hardware, in either case which LaSalle, in its reasonable credit discretion based upon such information as LaSalle may request from Borrower, has determined to be eligible for an advance under the Capital Expenditure Line.

          "Eligible Finished Goods" shall mean Eligible Inventory of Borrower which constitutes finished goods held for sale by Borrower, normally saleable in the ordinary course of Borrower's business.

          "Eligible Foreign Account" shall mean each Eligible Account which is owed by an Account Debtor which is not a resident or citizen of, and is not located within, the United States of America or the Canadian Provinces of Ontario, Manitoba, Saskatchewan, Alberta, or Yukon, but which is secured by a letter of credit or credit insurance which has been specifically approved by and assigned to LaSalle or LaSalle is otherwise satisfied with the creditworthiness of the Account Debtor.

          "Eligible Inventory" shall mean Inventory of Borrower which is acceptable to LaSalle in its reasonable credit judgment, provided that such Inventory shall be considered Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

          (1) it constitutes either: (a) raw materials normally used in the ordinary course of Borrower's business, provided such raw materials have not become obsolete, or (b) finished goods held for sale by Borrower, normally and currently saleable in the ordinary course of Borrower's business, and in either case it is not tubing, boxes or other packaging materials, storeroom inventory, customer reserves or work in process;

          (2) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of LaSalle;

          (3) it is located on premises within the United States of America, and such premises are listed on Schedule 15.B attached hereto, or it has been paid for in full by Borrower, Borrower possesses negotiable documents evidencing title thereto, and it is in transit;

          (4) it is subject to a perfected, first priority lien and security interest in favor of LaSalle, and it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (5) it is held for sale or lease or furnishing under contracts of service, it is of good and merchantable quality, and it is new and unused (or otherwise saleable as new) and free from defects which would, in LaSalle's reasonable credit judgment, affect its market value;
          (6) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless LaSalle has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to LaSalle, in form and substance acceptable to LaSalle, such UCC financing statements, warehouse receipts, waivers and other documents as LaSalle shall reasonably require;

          (7) it is not located on premises leased by Borrower from a landlord with whom LaSalle has not entered into a landlord's waiver on terms reasonably satisfactory to LaSalle;

          (8) it is not Inventory covered by a patent or trademark which could not be sold by LaSalle after an Event of Default without violating the patent or trademark unless the written consent of the patent or trademark holder to a liquidation of the Inventory by LaSalle after an Event of Default under the patent or trademark has been obtained;

          (9) LaSalle has determined in accordance with LaSalle's reasonable credit judgment that the Inventory is not unacceptable due to age, type, category or quantity, as evaluated in accordance with LaSalle's past audit practices; and

          (10) it is not Inventory (a) with respect to which any of the representations and warranties contained in this Agreement are untrue in any material respect, or (b) which violates any of the covenants of Borrower contained in this Agreement.

          "Eligible Raw  Materials"  shall mean  Eligible  Inventory  of
   Borrower which constitutes raw materials normally used in the ordinary course of Borrower's business, provided such raw materials have not become obsolete.

          "Emerson"  shall  mean   Emerson  Radio   Corp.,  a   Delaware
   corporation.

          "Equipment" shall mean all machinery and equipment owned by Borrower, including without limitation processing equipment, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, molds, dies, attachments, accessories, automotive equipment, trailers, trucks, motor vehicles, and all other equipment of every kind and nature, as well as all fixtures, all whether now owned or hereafter acquired, and wheresoever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto, and all products and proceeds of the foregoing, and condemnation awards and insurance proceeds with respect thereto.

          "Event Of Default" shall have the meaning specified in paragraph 16 hereof.

          "Excess  Availability"  shall   mean,  as  of   any  date   of
   determination by LaSalle, the excess, if any, of (1) the Borrowing Base over (2) the outstanding Revolving Loans, plus forty percent (40%) of the Letter of Credit Obligations for documentary Letters of Credit issued for the purchase of Eligible Finished Goods, plus sixty percent (60%) of the Letter of Credit Obligations for documentary Letters of Credit issued for Eligible Raw Materials, plus one hundred percent (100%) of the Letter Of Credit Obligations for stand-by Letters of Credit, in each case as of the close of business on such date. For purposes of calculating Borrower's Excess Availability and the amount of the Borrowing Base relating thereto, LaSalle may, in the exercise of its reasonable credit judgment, establish a reserve in an aggregate amount based on Borrower's outstanding trade payables which are past due in any material respect with stated vendor terms, as of such date of determination, to the extent thereof.

          "Fiscal Quarter" shall mean each fiscal quarter of Borrower, which shall mean the Borrower's fiscal quarters ending August 1, 1997 and September 26, 1997, and thereafter shall mean Borrower's fiscal quarters ending on or about each March 31, June 30, September 30 and December 31.

          "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

          "General Intangibles" shall mean all of the present and future general intangibles and other personal property owned by Borrower (including without limitation, all rights and interests of Borrower in any and all rights of Borrower to all choses or things in action, tax refund claims, credits, claims, demands, goodwill, licenses, franchise agreements, subscription costs, patents, trade names, trademarks, copyrights, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal property, insurance policies, deposits with insurers relating to workmen's compensation liabilities, deposit accounts, tax refunds and proprietary rights in any Equipment), other than Equipment, Inventory and Accounts, as well as Borrower's Books relating to any of the foregoing, and all products and proceeds of the foregoing.

          "Government Account Debtor" shall mean any Account Debtor which is the United States of America or any department, agency or instrumentality of the United States of America.

          "Government Accounts" shall mean all Accounts with respect to which the person who is obligated on or under such Accounts are Government Account Debtors.

          "Indemnified Party" shall have the meaning specified in paragraph 18 hereof.

          "Interest Period" shall mean for any LIBOR Rate Loan the period commencing on the date of the borrowing thereof and ending one, two, three or six months thereafter, provided, however, that Borrower may not select any Interest Period that ends after the Original Term, or if applicable, any Renewal Term. Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.
          "Inventory" shall mean all present and future inventory in which Borrower has any ownership interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, supplies and packing and shipping materials, wherever located, and any documents of title representing any of the above.

          "Kind" shall mean, with respect to any Loan, whether such Loan is a Revolving Loan or a Term Loan.

          "Letters Of Credit" shall mean all documentary and stand-by letters of credit issued for Borrower's account in accordance with the terms of paragraph 2.B hereof.

          "Letter Of Credit Obligations" shall mean, as of any date of determination, the sum of (1) the aggregate undrawn amount of all Letters Of Credit, and (2) the aggregate unreimbursed amount of all drawn Letters Of Credit.

          "Liabilities" shall mean at any date all liabilities required under GAAP to be recorded on a balance sheet as of such date.

          "LIBOR Rate" shall mean, with respect to the Interest Period applicable to the borrowing of a LIBOR Rate Loan, the rate obtained (rounded upwards to the nearest 1/100 of 1%) by dividing (i) the rate of interest per annum offered to LaSalle or to Bank, as applicable, in the London interbank foreign currency deposits market as of approximately 9:00 A.M. (Chicago time) two (2) Business Days prior to the commencement of such Interest Period for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply, by (ii) a percentage equal to 1 minus the stated reserve (expressed as a decimal), if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System as from time to time shall be in effect (or against any other category of liabilities, which includes deposits, by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit on other assets, which includes loans by a non-U.S. office of LaSalle or Bank to U.S. Residents). In the absence of manifest error, each determination by LaSalle of the applicable LIBOR Rate shall be deemed conclusive.

          "LIBOR Rate Loan" shall mean a Revolving Loan or portion of any Term Loan that bears interest based on the LIBOR Rate.

          "LIBOR Rate Revolving Loan" shall mean a Revolving Loan that bears interest based on the LIBOR Rate.

          "LIBOR Rate Term Loan" shall mean that portion of the Term Loan that bears interest based on the LIBOR Rate.

          "Loan" or "Loans" shall mean any and all Revolving Loans, the Term Loan, and any Capital Expenditure Loan made by LaSalle to Borrower pursuant to paragraphs 2 and 3 hereof, and all other loans, advances and financial accommodations made by LaSalle to or on behalf of Borrower hereunder.
          "Lock Box" shall have the meaning specified in paragraph 10.A hereof.

          "Management Services Agreement" shall mean that certain Management Services Agreement dated July 1, 1997 to be effective as of March 7, 1997, by and between Borrower and Emerson, together with any amendments or modifications thereto which have been submitted to LaSalle.

          "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, the business, property, assets, operations, condition (financial or otherwise) or prospects of Borrower considered as a whole, as determined by LaSalle in its reasonable credit judgment.

          "Mortgage" shall mean each mortgage or deed of trust executed by Borrower in favor of LaSalle to secure the Obligations.

          "Negotiable Collateral" shall mean a letter of credit, advice of credit, instrument, money, negotiable document, warehouse receipt, bill of lading, certificated security, certificate of title, certificate of deposit, chattel paper, or similar property, and proceeds thereof.

          "Notes" shall collectively mean the Revolving Note and the Term Note, and all other promissory notes which from time to time evidence any of the Loans.

          "Obligations" shall mean all loans, advances, overdrafts, debts, liabilities (including without limitation any and all amounts charged to Borrower's account pursuant to any agreement authorizing LaSalle to charge Borrower's loan account), obligations, reimbursement and indemnity obligations with respect to Letters Of Credit, covenants, lease payments, guarantees and duties owing by Borrower to LaSalle or to any parent, affiliate or subsidiary of LaSalle, of any kind or description (whether advanced pursuant to or evidenced by this Agreement, by any of the Notes, or by any Other Agreement), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including without limitation any debt, liability or obligation owing from Borrower to another Person which LaSalle may have obtained by assignment (or otherwise as a result of a payment made by LaSalle on behalf of Borrower as permitted under this Agreement or any Other Agreement) and further including without limitation all interest, all fees, costs and expenses which Borrower is required to pay or reimburse by this Agreement or any Other Agreement, by law or otherwise.

          "Obligor" shall mean Borrower and each Person who is or shall become primarily or secondarily liable for any of the Obligations, provided, however, that such term shall not include any Account Debtor.

          "Original Term" shall have the meaning specified in paragraph 12.A hereof.
       "Other Agreements" shall mean all agreements, instruments and documents including, without limitation, guaranties, Mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Obligor and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Obligations or the transactions contemplated hereby, including but not limited to the Loans and the Letters Of Credit.

          "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) not less than a majority of the issued and outstanding stock of Borrower or any Subsidiary.

          "Permitted Liens" shall mean: (1) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet past due or declared to be past due by the claimant thereunder, unless being contested in good faith by Borrower by appropriate proceedings so long as (a) the amount so contested is shown on Borrower's financial statements, if required by GAAP, (b) the contesting of any such payment does not give rise to a lien of equal or greater priority to LaSalle's liens, (c) upon the occurrence of an Event of Default, Borrower at all times has Excess Availability in an amount which is sufficient to pay such claim and any interest or penalties that may accrue thereon (or LaSalle may establish a reserve against availability under the Revolving Loans in such amount), and (d) if Borrower fails to prosecute such contest with reasonable diligence, LaSalle may pay such amount on Borrower's behalf and any such sums advanced shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the rate then applicable to the Revolving Loans; (2) liens or security interests in favor of LaSalle; (3) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not have a Material Adverse Effect and do not otherwise, individually or in the aggregate, restrict or impair in any significant manner the Borrower's ability to use such real property for its intended purpose in connection with Borrower's business; (4) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, in accordance with the terms set forth in paragraph 14.F; (5) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment permitted as Capital Expenditures under paragraph 14.L(5), including those existing liens described on
   Schedule 13.D attached hereto and other such liens hereafter created by Borrower so long as the documents relating to such liens are in form and substance reasonably acceptable to LaSalle; (6) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (7) liens existing on the date hereof and described on Schedule 13.D attached hereto, and other liens hereafter specifically permitted by LaSalle in writing, including without limitation any liens granted by

   Borrower in connection with any financing obtained by Borrower in accordance with the terms set forth in paragraph 14.G below; (8) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by a lien permitted by any of the foregoing sections (1) through (7) inclusive provided that (a) such indebtedness is not secured by any additional assets, and (b) the principal amount of such indebtedness is not increased; (9) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (10) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities; and (11) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

          "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

          "Prime Rate" shall mean the publicly announced prime rate of the Bank, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of the Bank in effect at any time.

          "Prime Rate Loan" shall mean a Revolving Loan or portion of the Term Loan that bears interest based on the Prime Rate.

          "Prime Rate Revolving Loan" shall mean a Revolving Loan that bears interest based on the Prime Rate.

          "Prime Rate Term Loan" shall mean that portion of the Term Loan that bears interest based on the Prime Rate.

          "Property" shall mean those parcels of real property owned by Borrower and located in Calhoun County, Alabama.

          "Renewal Term" shall have the meaning specified in paragraph 12.A hereof.

          "Revolving  Loans"  shall  have   the  meaning  specified   in
   paragraph 2.A.(1) hereof.

          "Revolving Loan Commitment" shall mean the sum of Twenty-Five Million Dollars ($25,000,000.00).

          "Revolving Note" shall mean the promissory note in the maximum principal amount of the Revolving Loan Commitment executed by Borrower to the order of LaSalle, dated as of the Closing Date.

          "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

          "Tangible Net Worth" shall mean shareholders' equity (including retained earnings) less the book value of all intangible assets including but not limited to advances to Affiliates (other than loans to employees) but excluding prepaid catalogs, determined by LaSalle on a consistent basis, plus the amount of any debt subordinated to LaSalle on terms and conditions reasonably acceptable to LaSalle in its sole judgment, plus pre-tax LIFO reserves, plus any amount paid by Borrower to purchase treasury stock subsequent to May 2, 1997, in accordance with paragraph 14.J below, all as determined in accordance with GAAP, consistently applied.

          "Term Loan" shall  have the meaning  specified in paragraph  3 hereof.

          "Term Note" shall mean the promissory note in the original principal amount of One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000.00) executed by Borrower to the order of LaSalle, dated as of the Closing Date.

          "Total Credit Facility" shall mean the sum of Twenty-Five Million Dollars ($25,000,000.00).

          "Type" shall mean, with respect to any (i) Revolving Loan, whether such Revolving Loan is a LIBOR Rate Revolving Loan or a Prime Rate Revolving Loan and (ii) Term Loan, whether any portion thereof is a LIBOR Rate Term Loan or a Prime Rate Term Loan.

          B. Accounting Terms and Definitions. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to LaSalle on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in paragraph 14.L shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date. The audited financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP, and the annual financial statements and all monthly financial statements prepared as of the end of each Fiscal Quarter shall comply in all respects with the requirements of the Securities and Exchange Commission. If GAAP shall change from the basis used in preparing the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date, the certificates required to be delivered pursuant to paragraph 11.I demonstrating compliance with the covenants contained herein shall include, at the election of Borrower or upon the request of LaSalle, calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

      2.  REVOLVING LOANS AND LETTERS OF CREDIT.

          A. Revolving Loans. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, absent the existence of a continuing Default:

              (1) LaSalle shall make such revolving loans and advances (the "Revolving Loans") to Borrower as Borrower shall from time to time request, in accordance with the terms of paragraph 5.A hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time made to Borrower shall not exceed the lesser of: (a) the Borrowing Base, minus one hundred percent (100%) of the Letter Of Credit Obligations for stand-by Letters Of Credit, forty percent (40%) of the Letter Of Credit Obligations for documentary Letters Of Credit issued for the purchase of Eligible Finished Goods, and sixty percent (60%) of the Letter Of Credit Obligations for documentary Letters Of Credit issued for the purchase of Eligible Raw Materials, or (b) the Revolving Loan Commitment, minus the outstanding Letter Of Credit Obligations, and minus the outstanding principal balance under the Term Loan. All Revolving Loans shall be repaid in full upon the earlier to occur of (i) the end of the Original Term or any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such term, and (ii) the acceleration of the Obligations pursuant to paragraph 17.A of this Agreement. If at any time the aggregate outstanding principal balances of the Revolving Loans made to Borrower exceeds (a) the Borrowing Base, minus one hundred percent (100%) of the Letter Of Credit Obligations for stand-by Letters Of Credit and minus forty percent (40%) of the Letter Of Credit Obligations for documentary Letters Of Credit issued for the purchase of Eligible Finished Goods, and sixty percent (60%) of the Letter Of Credit Obligations for documentary Letters Of Credit issued for the purchase of Eligible Raw Materials, or (b) the Revolving Loan Commitment, minus the outstanding Letter Of Credit Obligations, and minus the outstanding principal balance under the Term Loan, then Borrower shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the aggregate outstanding principal balances of the Revolving Loans. In addition, if at any time the sum of (i) the outstanding aggregate principal balances of the Loans plus (ii) the outstanding Letter Of Credit Obligations exceeds the Total Credit Facility, Borrower shall immediately and without the necessity of a demand by LaSalle pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Revolving Loans. Borrower hereby authorizes LaSalle to charge any of Borrower's accounts to make any payments of principal or interest required by this Agreement, and LaSalle will advise Borrower promptly after charging each such payment to Borrower's accounts. All Revolving Loans shall, in LaSalle's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to LaSalle. However, if any Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by LaSalle.

          (2) LaSalle shall make Revolving Loans to Borrower up to the lesser of the following amounts:

              (a) an amount equal to the sum of: (i) eighty-five percent (85%) of the face amount of Eligible Accounts and all Eligible Foreign Accounts, plus, (ii) the lesser of (x) sixty percent (60%) of the value of Eligible Finished Goods and forty percent (40%) of the value of Eligible Raw Materials, calculated on the basis of the lower of cost or market value on a first-in, first-out basis, or (y) Fifteen Million Dollars ($15,000,000.00),(collectively, the "Borrowing Base"), minus one hundred percent (100%) of the Letter Of Credit Obligations for stand-by Letters Of Credit, forty percent (40%) of the Letter Of Credit Obligations for documentary Letters Of Credit issued for the purchase of Eligible Finished Goods and sixty percent (60%) of the Letter Of Credit Obligations for documentary Letters Of Credit issued for the purchase of Eligible Raw Materials; or

              (b) the Revolving Loan Commitment, minus the outstanding amount of all Letter Of Credit Obligations, minus the outstanding principal balance under the Term Loan, and minus the outstanding principal balance under the Capital Expenditure Loan.

   LaSalle shall have the right to deduct from the Borrowing Base such reserves as LaSalle deems appropriate from time to time in the exercise of LaSalle's reasonable credit judgment, which shall be determined in a manner consistent with LaSalle's past practices.

          B. Letters Of Credit. Subject to the terms and conditions of this Agreement, and the Other Agreements, during the Original Term or any Renewal Term, LaSalle shall, absent the existence of a continuing Default, from time to time cause the issuance of and co-sign for, upon Borrower's request, Letters Of Credit, provided that the aggregate undrawn amount of all such Letters Of Credit shall at no time exceed Five Million Dollars ($5,000,000.00), and provided further that no Letter Of Credit shall have an expiry date (1) more than 365 days from the date of issuance or (2) beyond five (5) days prior to the expiration of the Original Term or any Renewal Term, as the case may be. Borrower's reimbursement obligation to LaSalle in respect of the Letters Of Credit shall automatically reduce the amount which Borrower may borrow based upon the Revolving Loan Commitment and the Borrowing Base, by one hundred percent (100%) of the Letter Of Credit Obligations for each stand-by Letter Of Credit, forty percent (40%) of the Letter Of Credit Obligations for each documentary Letter Of Credit issued for the purchase of Eligible Finished Goods, and sixty percent (60%) of the Letter Of Credit Obligations for each documentary Letter Of Credit issued for the purchase of Eligible Raw Materials. Any payment made by LaSalle to any Person pursuant to the terms of any Letter Of Credit shall constitute a Revolving Loan hereunder. Borrower agrees to reimburse LaSalle and pay to LaSalle all sums or payments made by LaSalle to any Person on account of any Letter Of Credit. At no time shall the aggregate sum of direct Revolving Loans by LaSalle to Borrower plus the contingent liability of LaSalle under the outstanding Letters Of Credit be in excess of the Revolving Loan Commitment, and at no time shall the aggregate sum of direct Revolving Loans by LaSalle to Borrower, plus (i) one hundred percent (100%) of the contingent liability of LaSalle under stand-by Letters Of Credit, (ii) forty percent (40%) of the contingent liability of LaSalle under documentary Letters Of Credit issued for the purchase of Eligible Finished Goods, and (iii) sixty percent (60%) of the contingent liability of LaSalle under documentary Letters Of Credit issued for the purchase of Eligible Raw Materials, be in excess of the Borrowing Base.

      3.  TERM LOAN AND CAPITAL EXPENDITURE LOAN.

          A. Existing Term Loan. LaSalle has made a term loan to Borrower ("Term Loan") in the original principal amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000.00), and the
   outstanding principal balance on the date of this Agreement of One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000.00). The Term Loan shall be evidenced by, and repayable in accordance with, the Term Note, provided, however, that the entire unpaid principal balance of the Term Loan shall be due and payable in full upon the expiration of the Original Term of this Agreement, and provided further that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12.A hereof, then Borrower shall continue to make monthly payments in accordance with the terms of the Term Note, with a final installment equal to the unpaid principal balance and any other amounts outstanding due and payable upon the expiration of the Renewal Term. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (a) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such Original or Renewal Term and (b) the acceleration of the Obligations pursuant to paragraph 17.A of this Agreement.

          B. Capital Expenditure Loan. Borrower has requested that LaSalle extend to Borrower a line of credit for the acquisition of Capital Expenditures. In the event that LaSalle in its sole discretion agrees to extend such financing to Borrower, then Borrower shall execute and deliver to LaSalle a promissory note in the form of the Capital Expenditure Loan Note attached hereto as Exhibit B ("Capital Expenditure Loan Note"), and subject to the terms and conditions of this Agreement and the Other Agreements, during the period set forth below, absent the continuing existence of an Event of Default, LaSalle shall thereafter make one or more advances to Borrower in the maximum aggregate principal amount of up to Three Million Dollars ($3,000,000.00) ("Capital Expenditure Loan") upon the request of Borrower, for the acquisition of Eligible Capital
   Expenditures. Principal payable on account of the Capital Expenditure Loan shall be payable in accordance with the terms of the Capital Expenditure Loan Note. Notwithstanding anything herein above to the contrary, the entire unpaid principal balance of the Capital Expenditure Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of the Original or any Renewal Term, or (ii) the acceleration of the Obligations pursuant to paragraph 18 of this Agreement. If LaSalle agrees to extend the Capital Expenditure Loan to Borrower, then advances under the Capital Expenditure Loan shall be made during the Original Term, for the acquisition of Eligible Capital Expenditures, the receipt by LaSalle of a written request for such advance together with invoices to evidence the cost of the capital asset for which the advance is being requested, and such other information as LaSalle may request. LaSalle shall have no obligation to advance to Borrower more than eighty percent (80%) of the net invoice cost (less the value of all rebates, trade-ins, taxes, labor, and shipping and installation charges) of any Eligible Capital Expenditure.

      4.  INTEREST, FEES AND CHARGES.

          A. Interest Payment Dates. Interest accrued on each of the Revolving Loans, the Term Loan and, if extended to Borrower by LaSalle, the Capital Expenditure Loan, shall be due on the earliest of (1) in the case of a LIBOR Rate Loan, at the end of the Interest Period applicable thereto and in the case of a Prime Rate Loan, the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence and continuance of an Event Of Default in consequence of which LaSalle elects to accelerate the maturity and payment of the Obligations, or (3) termination of this Agreement pursuant to paragraph 12.A hereof.

          B. Interest Rates. At Borrower's election, except as otherwise provided in paragraph 5.C hereof, interest shall accrue upon: (1) the aggregate unpaid principal balance of the Revolving Loans outstanding at the end of each day at (a) a fluctuating rate per annum equal to three-quarters of one per cent (0.75%) above the Prime Rate or (b) a fixed rate per annum equal to the LIBOR Rate plus two hundred fifty (250) Basis Points; and (2) the unpaid principal balance of the Term Loan outstanding at the end of each day at (a) a fluctuating rate per annum equal to three-quarters of one per cent (0.75%) above the Prime Rate or (b) a fixed rate per annum equal to the LIBOR Rate plus two hundred fifty (250) Basis Points. The above-described rates upon which interest is to accrue upon the Revolving Loans and the Term Loan shall each be reduced by twenty-five (25) Basis Points at such time as: (a) there are no Defaults; and (b) the audited financial statements of Borrower for Borrower's most recent fiscal year reflect that Borrower and its Subsidiaries achieved net income before taxes for such fiscal year in an amount equal to or greater than One Million Dollars ($1,000,000.00). The interest rate reduction described in the immediately preceding sentence shall not become effective or be applied to the accrual of interest until the first day of the month in which LaSalle receives the internally-prepared year-end financial statements of Borrower for the applicable fiscal year, demonstrating that Borrower has achieved the above-described net income before taxes. The adjustment provided herein shall be subject to the receipt and review by LaSalle of Borrower's audited financial statements for the applicable fiscal year. In the event that Borrower's audited financial statements for such fiscal year end indicate that Borrower did not achieve net income before taxes in the required amount, the interest rate applicable to the Loans shall be increased, retroactive to the date of adjustment to the lower rates, to the original interest rates provided for in this paragraph.

          C. Changes In Prime Rate; Default Interest Rate. The rate of interest payable on Prime Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the beginning of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event Of Default, and during the continuation thereof, the unpaid principal balances of each of the Loans shall bear interest on demand at a rate per annum equal to the rate or rates of interest otherwise then in effect plus an additional two hundred (200) Basis Points.

          D. Computation of Interest and Fees. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days.

          E.  Maximum Interest.  It  is the intent  of the parties  that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.
          F. Letter Of Credit Fees. Borrower shall remit to LaSalle a Letter Of Credit fee equal to one percent (1.0%) per annum on the aggregate undrawn face amount of all outstanding Letters Of Credit issued for the account of Borrower, which fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter Of Credit imposed by the bank (including but not limited to the Bank) issuing such Letter Of Credit. Upon the occurrence and during the continuance of an Event Of Default, all Letter Of Credit fees shall be payable at a rate equal to three percent (3.0%) per annum on the aggregate undrawn face amount thereof.

          G. Servicing Fee. Borrower shall pay to LaSalle a servicing fee, payable monthly in arrears on the first calendar day of each month commencing September 1, 1997, each such payment to be in an amount equal to One Thousand Dollars ($1,000.00).

          H. Unused Line Fee. Borrower shall pay to LaSalle at the end of each month, in arrears, an unused line fee equal to one-quarter of one percent (0.25%) per annum on the daily average amount by which the sum of Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) exceeds the sum of: (1) the outstanding aggregate principal balances of the Revolving Loans and the Term Loan, and (2) the outstanding Letter Of Credit Obligations. The unused line fee shall accrue from the Closing Date until the last day of the Original Term, and if applicable, from the first day to the last day of each Renewal Term.

          I. Examination and Appraisal Fees. In addition to the costs and expenses described in paragraph 14.M hereof, Borrower shall pay to LaSalle an examination fee of $450.00 per auditor-day for each examination performed by or at LaSalle's direction of the Borrower's Books and the Collateral and such other matters as LaSalle shall deem appropriate in its commercially reasonable judgment, each such fee to be paid upon the completion of each such examination. Borrower shall not be charged for the cost of more than two (2) such examinations per year, except to the extent that at the time of any examination there existed a Default.

      5.  LOAN ADMINISTRATION.

          A. Revolving Loan Requests. A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (1) Borrower shall give LaSalle same day notice, no later than 10:30 A.M. (Chicago time) of such day, of its intention to borrow a Prime Rate Revolving Loan, and at least one (1) Business Day's prior notice of its intention to borrow a LIBOR Rate Revolving Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default; and (2) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Obligation, shall be deemed irrevocably to be a request for a Prime Rate Revolving Loan on the due date thereof in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, LaSalle may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle by Borrower. Unless Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications from Borrower, LaSalle shall have no liability (except in the event of gross negligence or wilful misconduct on the part of LaSalle) to Borrower for any loss or damage suffered by Borrower as a result of LaSalle's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by an authorized officer of Borrower (including, without limitation, Borrower's Controller) and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrower, and if such notice requests the borrowing of a LIBOR Rate Revolving Loan, such notice shall state the Interest Period with respect thereto. Borrower, at its option, may choose Prime Rate Revolving Loans or LIBOR Rate Revolving Loans, provided that any LIBOR Rate Revolving Loan shall be in a minimum amount of $1,000,000, and provided further that the right of Borrower to choose any LIBOR Rate Loan is subject to the provisions of paragraph 5.C hereof.

          B. Disbursements. Borrower hereby irrevocably authorizes LaSalle to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (1) the proceeds of each Revolving Loan requested under paragraph 5.A.(1) shall be disbursed by LaSalle in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by depositing the sums to be advanced into Borrower's operating account with the Bank or by wire transfer to such bank account as may be agreed upon by Borrower and LaSalle from time to time, or elsewhere if pursuant to a written direction from Borrower; and (2) the proceeds of each Revolving Loan requested under paragraph 5.A.(2) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other Obligation.

          C.  Notice of Continuation and Notice of Conversion.

              (1) Subject to the provisions of clause (3) hereof, Borrower may elect to maintain any borrowing by it consisting of the same Kind of LIBOR Rate Loans, or any portion thereof, as a LIBOR Rate Loan by selecting a new Interest Period for such borrowing, which new Interest Period shall commence on the last day of the then existing Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made on one (1) Business Day prior notice, given by Borrower to LaSalle not later than 10:30 A.M. (Chicago time) on the first Business Day preceding the date of any proposed Continuation. If Borrower elects to maintain more than one borrowing consisting of LIBOR Rate Loans of the same Kind by combining such borrowings into one borrowing and selecting a new Interest Period pursuant to this clause, each of the borrowings so combined shall consist of Loans of the same Kind having Interest Periods ending on the same date. If Borrower shall fail to select a new Interest Period for any borrowing by it consisting of LIBOR Rate Loans of the same Kind in accordance with this clause, such LIBOR Rate Loans will automatically convert into Prime Rate Loans.

              (2) Subject to the provisions of clause (3) hereof, Borrower may on one (1) Business Day prior notice given to LaSalle convert the entire amount of or a portion of all Loans of the same Kind and Type into Loans of the same Kind and another Type (a "Conversion"); provided that no Default shall have occurred and be continuing, and provided further that any Conversion of any LIBOR Rate Loans into Prime Rate Loans may only be made on the last day of the Interest Period for such LIBOR Rate Loans, and upon Conversion of any Prime Rate Loans into LIBOR Rate Loans, Borrower shall pay accrued interest to the date of Conversion on the principal amount converted on the first day of the following month. Each such notice shall be given not later than 10:30 A.M. (Chicago time) on the first Business Day preceding the date of any proposed Conversion. Each Conversion shall be in an aggregate amount of not less than $1,000,000. Borrower may elect to convert the entire amount of or a portion of all Loans made to Borrower of the same Kind and Type comprising more than one borrowing into Loans of the same Kind and another Type by combining such borrowings into one borrowing consisting of Loans of the same Kind and another Type; provided, however, that if the borrowings so combined consist of LIBOR Rate Loans, such LIBOR Rate Loans shall have Interest Periods ending on the same date.

              (3) Notwithstanding anything contained in paragraph 5.A hereof or contained in clauses (1) and (2) above to the contrary:

                  (a) if LaSalle is unable to determine the LIBOR Rate for LIBOR Rate Loans comprising any requested borrowing, Continuation or Conversion, the right of Borrower to select or maintain LIBOR Rate Loans for such borrowing or any subsequent borrowing shall be suspended until LaSalle shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be automatically converted into a Prime Rate Loan;

                  (b) any LIBOR Rate Term Loan shall be in a minimum amount equal to the lesser of (i) $1,000,000 or (ii) the outstanding principal amount of the applicable Loan, less any principal sums to be paid on such Loan during the Interest Period selected; and

                  (c) the amount of interest payable by Borrower at  the
          end of any Interest Period shall be calculated on the full amount of each LIBOR Rate Loan borrowed by Borrower at the commencement of the applicable Interest Period, regardless of any reductions in the principal amount of such LIBOR Rate Loan which occur during such Interest Period, and Borrower shall not be credited for any part of such interest until such interest is actually paid by Borrower. To the extent the aggregate repayments of principal on Revolving Loans received by LaSalle during the pendency of an Interest Period applicable to a then outstanding LIBOR Rate Revolving Loan exceed the aggregate unpaid principal amount of all Prime Rate Revolving Loans outstanding during such Interest Period, LaSalle shall, to the extent of such excess, credit to an interest-bearing special suspense account the amount of such repayments received during such Interest Period, and at the expiration of such Interest Period, LaSalle shall apply all such amounts credited to such account against the unpaid principal balance  of  the  LIBOR Rate  Revolving  Loans  then outstanding.
              (4) Each notice  of Continuation  or Conversion  shall  be irrevocable and binding on Borrower. In the case of (a) any borrowing of a Loan, Continuation, or Conversion that the related notice of borrowing, notice of Continuation or notice of Conversion specifies is to be comprised of LIBOR Rate Loans, or
      (b) any payment of principal of, or Conversion or Continuation of, any LIBOR Rate Loan made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, Conversion or Continuation of such Loan or acceleration of the maturity of any of the Obligations pursuant to paragraph 17 hereof, or for any other reason, then in any such case, upon LaSalle's demand, Borrower shall pay to LaSalle and indemnify LaSalle from and against the following (collectively "Breakage Costs"): (i) any loss, cost or expense incurred by LaSalle as a result of any failure to fulfill, on or before the date for such borrowing, Continuation or Conversion, the applicable conditions set forth in paragraph 15 hereof, and (ii) any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation in each such case, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by LaSalle to fund the Loan to be made as part of such borrowing, Continuation or Conversion.

      6.  GRANT OF SECURITY INTEREST TO LASALLE.

          A. Grant Of Security Interest. As security for the payment of all Loans now or in the future made by LaSalle to Borrower hereunder and for the payment, performance and satisfaction of all other Obligations, Borrower hereby ratifies and continues the existing continuing security interest granted to LaSalle, and in confirmation thereof Borrower hereby assigns to LaSalle and grants to LaSalle a continuing security interest in and to all of the assets of Borrower, including but not limited to the following property of
   Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (1) all Accounts
   (whether or not Eligible Accounts); (2) all Inventory; (3) all Equipment; (4) all General Intangibles; (5) all deposits and cash and any other property owned by Borrower now or hereafter in the possession, custody or control of LaSalle or any agent or any parent, affiliate or subsidiary of LaSalle or any participant with LaSalle in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (6) all Negotiable Collateral; (7) all of Borrower's Books; and (8) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property.

          B. Mortgage. As security for the payment and performance of the Loans and of all Obligations, Borrower shall grant to a trustee for the benefit of LaSalle a Mortgage upon each parcel of the Property and all improvements thereon. The Mortgage shall establish a first priority mortgage lien against the Property and all improvements thereon.

      7.  PRESERVATION  OF   COLLATERAL  AND   PERFECTION  OF   SECURITY
   INTERESTS THEREIN.
          Borrower shall, at LaSalle's reasonable request, at any time and from time to time, execute and deliver to LaSalle such financing statements, documents and other agreements and instruments (and pay all reasonable out-of-pocket costs and expenses incurred by LaSalle in connection with filing or recording the same in all public offices deemed reasonably necessary by LaSalle) and do such other acts and things as LaSalle may deem reasonably necessary in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of LaSalle (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect LaSalle's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

      8.  POSSESSION OF COLLATERAL AND RELATED MATTERS.

      Until a Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to: (1) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (2) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose, provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.
      9.  DISPOSITION OF EQUIPMENT, PROPERTY OR FIXTURES.

          If Borrower sells or alienates any Equipment, Property or Fixtures, in whole or in part, or if any of the Equipment, Property or Fixtures, is damaged, destroyed or taken by condemnation, Borrower shall pay to LaSalle, unless otherwise specifically provided herein or otherwise agreed to by LaSalle, as and when received by Borrower and as a mandatory prepayment of the Term Loans (in such proportions and to such Term Loans as selected by LaSalle), to be applied against the last maturing installments of principal thereof, in the inverse order thereof (or, at LaSalle's option, such of the other Obligations of Borrower as LaSalle may elect), a sum equal to the proceeds received by Borrower from such sale, provided, however, that without LaSalle's consent, unless and until a Default has occurred and is continuing, obsolete or worn out Equipment may be sold or otherwise disposed of by Borrower and the proceeds thereof may be retained by Borrower, so long as the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than $25,000.00, and the fair market value, in the aggregate, of all such Equipment sold or otherwise disposed of by Borrower during any twelve-month period is less than $100,000.00.

      10. COLLECTIONS.

          A. Lock Box. Borrower shall direct all of its Government Account Debtors to make all payments upon the Government Accounts directly to a post office box ("Lock Box") with the Bank, in the name and under the exclusive control of LaSalle. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of any Government Accounts, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box. Borrower agrees that all payments made to the Lock Box or otherwise received by LaSalle, whether with respect to the Government Accounts, as proceeds of other Collateral, or otherwise, will be applied on account of the
   Obligations of Borrower in accordance with the terms of this Agreement, provided that so long as no Event of Default has occurred and is continuing, such payments will be applied to the outstanding principal balance due under the Revolving Loans. Borrower agrees to pay all fees, costs and expenses which Borrower incurs in connection with opening and maintaining a Lock Box. All of such fees, costs and expenses which remain unpaid by Borrower pursuant to any Lock Box Agreement with Borrower, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder, and, until paid, shall bear interest at the rate then applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by Borrower to LaSalle, and, if that endorse-ment of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact (1) to endorse Borrower's name upon such items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (2) to take control in any manner of any item of payment or proceeds thereof; (3) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (4) open and process all mail addressed to Borrower and deposited therein, provided, however, that LaSalle shall not exercise any such powers described in clauses (1), (2) and (4) unless an Event Of Default has occurred and is continuing.

          B. Collection Rights. LaSalle may, at any time and from time to time after the occurrence and during the continuance of an Event Of Default, whether before or after notification to any Account
   Debtor and whether before or after the maturity of any of the Obligations, (1) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (2) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (3) surrender, release or exchange all or any part of any Accounts of Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (4) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as LaSalle deems advisable; (5) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any
   Account Debtor indebted on an Account of Borrower; and (6) do all other acts and things which are necessary, in LaSalle's sole discre-tion, to fulfill Borrower's obligations under this Agreement and to allow LaSalle to collect the Accounts. Upon the taking of any actions described in the preceding sentence, LaSalle shall promptly notify Borrower that it has taken such action. In addition to any other provision hereof, LaSalle may at any time on or after the occurrence and during the continuance of an Event Of Default, at Borrower's expense, notify any parties obligated on any of the Accounts of Borrower to make payment directly to LaSalle of any amounts due or to become due thereunder, and in such event LaSalle shall simultaneously forward copies of such notice to Borrower.

          C. Application Of Collections. LaSalle shall, within one (1) Business Day after receipt by LaSalle at its principal executive office, currently located in Chicago, Illinois, of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, (i) with respect to collections or proceeds from Collateral consisting of Equipment, Fixtures, or real property, apply such proceeds to the sums owed in connection with the Term Loan, and (ii) with respect to collection or proceeds from any other Collateral, apply such proceeds to sums owed in connection with the Revolving Loans, provided that at any time during which an Event of Default has occurred and is continuing, LaSalle may apply the whole or any part of such collections or proceeds against the Obligations in such order as LaSalle shall determine in its sole discretion.

          D. Protection Of Collection Rights. In its reasonable credit judgment, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event Of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to) pay (except with respect to Permitted Liens), acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all reasonable out-of-pocket costs, fees and expenses (including without limitation reasonable attorney fees, all court costs and all other reasonable out-of-pocket charges relating thereto) incurred by LaSalle shall constitute Revolving Loans, and, until paid, shall bear interest at the rate then applicable to Revolving Loans hereunder.

          E. Delivery Of Collateral. Promptly upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such items shall not be made for any reason, LaSalle is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

      11. SCHEDULES AND REPORTS. Borrower shall furnish or cause to be furnished to LaSalle the following:

          A. Daily Reports. Borrower shall provide LaSalle with an executed daily loan report and certificate in LaSalle's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least one each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to LaSalle and shall contain such additional information as LaSalle may reasonably require concerning Accounts and Inventory included, described or referred to in such report and any other documents in connection therewith requested by LaSalle, including, without limitation, but only if specifically requested by LaSalle, copies of all invoices prepared in connection with such Accounts.

          B. Monthly Financial Statements. As soon as practicable and in any event within thirty (30) days following the end of each calendar month: (1) statements of income of Borrower for each such month and for the period from the beginning of the then current fiscal year of Borrower to the end of such month, (2) balance sheet of Borrower as of the end of such month, and (3) with respect to such statements of income and balance sheets, in comparative form, figures for the corresponding periods in the preceding fiscal year of Borrower, all in reasonable detail and certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower in accordance with GAAP, subject to changes resulting from normal quarter-end and year-end adjustments and the absence of footnotes, together with detailed computations of Borrower's compliance with the covenants set forth in this Agreement.
    Borrower shall also deliver to LaSalle, together with each monthly financial statement for the last month of each Fiscal Quarter, a statement of cash flow of Borrower for such Fiscal Quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such Fiscal Quarter.

          C. Monthly Reports. In addition to any other reports, as soon as practicable and in any event within ten (10) days after the end of each month: (1) a detailed aged trial balance of Borrower's accounts, in form and substance reasonably satisfactory to LaSalle, including, without limitation, the names and addresses of all Account Debtors of Borrower, (2) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as LaSalle may reasonably require), including a listing of any held checks, and (3) the general ledger inventory account balance, a perpetual inventory report and LaSalle's standard form of Inventory report then in effect, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

          D. Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower: (1) statements of income of Borrower for such fiscal year, and a balance sheet of Borrower as of the end of such fiscal year, and (2) statements of cash flow of Borrower for such fiscal year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year of Borrower, such statements to be presented in accordance with Borrower's normal method of accounting for Inventory and (if Borrower uses the LIFO method) disclosing all LIFO reserves, all in reasonable detail and in scope in accordance with audits performed for Borrower in prior years and examined and certified by independent certified public accountants of recognized national standing selected by Borrower and satisfactory to LaSalle, whose opinion shall be in scope in accordance with audits performed for Borrower in prior years, in form and substance reasonably satisfactory to LaSalle.

          E. Annual Projections. As soon as practicable and in any event prior to the beginning of each fiscal year of Borrower, projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such fiscal year, which shall include the assumptions used therein, together with appropriate supporting details as requested by LaSalle.

          F. Accountant's Reports. As soon as practicable and in any event within ten (10) days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters".

          G.  Other Information.  With reasonable promptness, such other
   material  business  or  financial   data,  reports,  appraisals   and
   projections as LaSalle may reasonably request.

          H. Accompanying Certifications. All financial statements delivered to LaSalle pursuant to the requirements of this paragraph (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by paragraphs 11.B and 11.D above, Borrower shall deliver to LaSalle an officer's certificate in the form attached hereto as Exhibit A, which shall include a calculation of financial covenants in the schedule attached to such officer's certificate in form satisfactory to LaSalle.

      12. RENEWAL, TERMINATION AND PREPAYMENT.

          A. Renewal And Termination. This Agreement shall be in effect from the date hereof until October 31, 2000 ("Original Term") and shall automatically renew itself from year to year thereafter (each such one year renewal being referred to herein as a "Renewal Term") unless: (1) the due date of the Obligations is accelerated pursuant to paragraph 17.A hereof; or (2) Borrower elects or LaSalle elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving the other party written notice of such election at least ninety (90) days prior to the end of the Original Term or the then current Renewal Term, in which case Borrower shall pay all of the Obligations in full on the last day of such term, or (3) Borrower voluntarily prepays the Obligations in full and elects to terminate this Agreement on such prepayment date.
    If one or more of the events specified in clauses (1), (2) or (3) occurs, this Agreement shall terminate on the date thereafter that the Obligations are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall not terminate or be considered released until all of the Obligations have been paid in full. If Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of LaSalle, in form and substance reasonably satisfactory to LaSalle, for checks which LaSalle has credited to Borrower's account, but which subsequently are dishonored for any reason, for a period of up to sixty (60) days after the date this Agreement is terminated.

          B. Prepayment. Borrower may prepay the Loans, in whole or in part, at any time, without payment of any prepayment penalty, fee or additional interest.
      13. REPRESENTATIONS AND WARRANTIES.

      Borrower hereby represents, warrants and covenants to LaSalle as follows:

          A. Accuracy Of Financial Statements. The financial statements delivered or to be delivered by Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and since May 2, 1997, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.

          B. Borrower's Locations. The office where Borrower keeps the Borrower's Books (or copies thereof) concerning the Collateral, Bor-rower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Schedule 13.B attached hereto. Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's Books (or copies thereof) or the opening or closing of any post office box of Borrower.

          C. Locations Of Collateral. The Collateral, excluding Collateral in transit but including without limitation the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised LaSalle in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on
   Schedule 13.B attached hereto, and at other locations within the continental United States of which LaSalle has been advised by Borrower in writing. Borrower shall immediately give written notice to LaSalle of any use of any Collateral in any state other than a state in which Borrower has previously advised LaSalle such Collateral shall be used, and such Collateral shall not, unless LaSalle shall otherwise consent in writing, be used outside of the continental United States.

          D. No Other Liens. No security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens, which include those existing liens shown on Schedule 13.D attached hereto.

          E. Representations Of Eligibility. Each Account or item of Inventory which Borrower shall, expressly or by implication, request LaSalle to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by LaSalle from time to time, in accordance with LaSalle's customary credit policies, and Borrower shall promptly notify LaSalle in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible. LaSalle shall use its best efforts to communicate to the Borrower promptly any changes in its credit policies that will have a material effect upon Borrower's availability under the Revolving Loans.

          F. Ownership Of Collateral. Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.
          G. Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements to which Borrower is a party, and to perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument by which Borrower or any of its property may be bound or affected.

          H.  Actions  Or  Proceedings.     There  are  no  actions   or
   proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle.

          I. Licenses And Authorizations. Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect.

          J. Accuracy Of Information. All written information now, heretofore or hereafter furnished by Borrower to LaSalle is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon assumptions which the Borrower believed were reasonable at the time the projections were submitted to LaSalle).

          K. Collateral Not Owned By Affiliates. Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Obligations remain outstanding) be owned by any Affiliate.
    Notwithstanding the foregoing, LaSalle acknowledges the existence of that certain Management Services Agreement, pursuant to which Emerson has stored certain of its assets at Borrower's location, which assets are not owned by Borrower and shall not constitute Collateral. Promptly upon any amendment or modification of the Management Services Agreement, Borrower shall advise LaSalle thereof and shall furnish to LaSalle copies of all documents executed in connection with such amendment or modification.

          L. Other Names. During the five (5) years prior to this Agreement, Borrower's name has always been as set forth on the first page of this Agreement and Borrower has used no tradenames or division names in the operation of its business, except as otherwise set forth on Schedule 13.L. Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to LaSalle in writing.

          M. Equipment. With respect to Borrower's Equipment: (1) Borrower has good and merchantable title to all Equipment, subject only to Permitted Liens; (2) Borrower shall keep and maintain the Equipment in operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (3) except in the ordinary course of Borrower's business, Borrower shall not permit any such items to become a fixture to real estate (except the Property) or an accession to other personal property; (4) from time to time Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment, but only to the extent provided in paragraph 9 hereof; and (5) Borrower, promptly after demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment.

          N. Enforceable Obligations. This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally.
          O. Solvency. Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, as of the date hereof owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

          P. Other Obligations. As of the date hereof, Borrower is not obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than: (1) the Obligations, (2) indebtedness disclosed to LaSalle on Schedule 14.G attached hereto,
   (3) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's business, and (4) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Borrower's business.

          Q. No Margin Securities. Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          R. Other Relationships. As of the date hereof, Borrower has no Parents or Subsidiaries, nor is Borrower engaged in any joint venture or partnership with any other Person, with the exception of the Subsidiary known as Sport Supply Group International Holdings, Inc., a Delaware corporation. Such Subsidiary owns no tangible assets. Borrower covenants and agrees that it will not transfer any assets to such Subsidiary, and Borrower further covenants and agrees to dissolve such Subsidiary not later than that date which is one hundred twenty (120) calendar days after the date of this Agreement.

          S. Organization. Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect.

          T. No Defaults. To the best of its knowledge, information and belief, Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued operations or condition (financial or otherwise) of Borrower.

          U. No Labor Controversies. There are no controversies pending or, to the best of Borrower's knowledge, information and belief, threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued operations or condition (financial or otherwise) of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect.

          V. Intellectual Properties. To the best of Borrower's knowledge, information and belief, Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it. All rights of Borrower as of the date hereof, whether as owner, licensee, or otherwise, with respect to patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames are as set forth on Schedule 13.V attached hereto, and Borrower shall promptly notify LaSalle or its counsel in writing of its acquiring of any rights in any such properties after the date hereof.

   Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in paragraphs 13 or 14 hereof or elsewhere) shall be true, accurate and complete in all material respects at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Obligations and termination of this Agreement (except with respect to representations and warranties expressly made as of a specific date), and shall be remade by Borrower at the time each Revolving Loan is made and each Letter Of Credit is issued pursuant to this Agreement (except with respect to representations and warranties expressly made as of a specific date).

      14. COVENANTS.

      Until payment or satisfaction in full of all Obligations and termination of this Agreement, unless Borrower obtains LaSalle's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

          A. Accurate Books And Records. Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and GAAP, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 13.B attached hereto.
          B. Rights Of Access. LaSalle, or any Persons designated by it, shall have the right, at any time upon reasonable notice, in the exercise of its commercially reasonable credit judgment, to call at Borrower's places of business during Borrower's regular business hours, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's Books, including without limitation Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as LaSalle may consider reasonable under the circumstances. Borrower shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement as LaSalle shall at any time and from time to time reasonably request. Borrower authorizes LaSalle to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower or any Affiliate, or, if an Event of Default has occurred and is continuing, with those employees of Borrower with whom LaSalle has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. Borrower shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder (in addition to the fees payable by Borrower pursuant to paragraph 4.I hereof in connection with LaSalle's examination of the Borrower's Books and the Collateral) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder.

          C.  Insurance.

              (1) Casualty  Insurance.    Borrower  shall  keep   the
      Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been or shall be delivered to LaSalle within fifteen (15) days after the Closing Date, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle. Borrower irrevocably, makes, constitutes and appoints LaSalle (and all officers, employees or agents designated by LaSalle) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided, however, that LaSalle shall exercise such rights only upon the occurrence and during the continuance of an Event of Default. The proceeds of any insured loss shall be paid to LaSalle and shall be applied by LaSalle (i) with respect to insurance proceeds from Collateral consisting of Equipment, Fixtures, or real property, to the sums owed in connection with the Term Loan, and (ii) with respect to insurance proceeds from any other Collateral, to sums owed in connection with the Revolving Loans, provided that at any time during which an Event of Default has occurred and is continuing, LaSalle may apply the whole or any part of such proceeds to the Obligations, in such order of application as determined by LaSalle, unless LaSalle permits the use thereof to repair or replace damaged or destroyed Collateral;

              (2) Liability Insurance. Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies have been or shall be delivered to LaSalle within fifteen (15) days after the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorse-ment showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be altered or canceled;

              (3) Business Interruption  Insurance.   Borrower  shall
      maintain, at its expense, such business interruption insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies (or binders evidencing the existence of coverage in compliance with this paragraph) have been or shall be delivered to LaSalle on or before the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured and loss payee thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be altered or canceled; each such policy shall be assigned to LaSalle pursuant to LaSalle's standard form of assignment; and

              (4) Rights Of LaSalle To Obtain Or Maintain Insurance. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable in its reasonable credit judgment. All reasonable sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

          D. Collateral. Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; Borrower shall keep the Collateral in the same condition, repair and order as of the date hereof, ordinary wear and tear excepted; Borrower shall not permit all or any material part of the Collateral, to be levied upon under execution, attachment, distraint or other legal process; Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Schedule 13.B attached hereto or in any written notice to LaSalle pursuant to paragraph 13.C hereof, except as expressly permitted herein.

          E. Indication Of Security Interests. Borrower shall, within ten (10) days after the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement; provided, however, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment.

          F. Taxes. Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as: (1) the amount so contested is shown on Borrower's financial statements, if required by GAAP, (2) the contesting of any such payment does not give rise to a lien for taxes of equal or greater priority to LaSalle's liens, (3) upon the occurrence of an Event Of Default, Borrower at all times has Excess Availability in an amount which is sufficient to pay such taxes and any interest or penalties that may accrue thereon, or LaSalle may establish a reserve against availability under the
   Revolving Loans in such amount, and (4) if Borrower fails to prosecute such contest with reasonable diligence, LaSalle may pay such taxes on Borrower's behalf and any such sums advanced shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the rate then applicable to the Revolving Loans. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall constitute Revolving Loans hereunder, and, until paid, shall bear interest at the rate then applicable to Revolving Loans hereunder.

          G. Other Indebtedness. Borrower shall not: (1) incur, create, assume or suffer to exist any indebtedness other than (a) indebtedness arising under this Agreement, (b) unsecured indebtedness owing in the ordinary course of business to trade suppliers, (c) indebtedness in effect on the date of this Agreement which has been disclosed to LaSalle in writing, together with any renewals, amendments and extensions thereof, (d) subordinated indebtedness which has been subordinated to the indebtedness arising under this Agreement pursuant to a written subordination agreement in form and substance reasonably acceptable to LaSalle, (e) trade credit financing in an amount not to exceed Two Million Dollars ($2,000,000.00) to be provided by Emerson or another Affiliate, (f) senior indebtedness in an amount not to exceed Ten Million Dollars
   ($10,000,000.00), subject  to  the terms  set  forth below,  and  (g)
   subordinated indebtedness  in  an  aggregate  amount  not  to  exceed
   Twenty-Five Million Dollars ($25,000,000.00) provided that such indebtedness will not, directly or indirectly, cause or result in the existence of a Default; or (2) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business. With respect to the senior indebtedness described above, LaSalle will agree to subordinate or release its lien in certain intangible assets of Borrower (including without limitation all of Borrower's intellectual property) acceptable to LaSalle, in the event that (i) Borrower obtains additional financing upon terms acceptable to LaSalle in the amount of Ten Million Dollars ($10,000,000.00),
   (ii) the terms of such financing expressly require LaSalle to subordinate or release its lien in such assets, (iii) no Default exists, and (iv) LaSalle receives agreements acceptable to LaSalle and its counsel that will permit LaSalle to use such intangibles to the full extent necessary to realize upon the Collateral upon the occurrence of an Event of Default.

          H. Mergers Or Organizational Changes. Borrower shall not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets. Borrower shall promptly advise LaSalle in the event that it creates any new Subsidiary or Affiliate, and Borrower shall not transfer or contribute any assets to any new Subsidiary or Affiliate in excess of nominal initial capitalization funds which shall exceed, individually or in the aggregate, Twenty-Five Thousand Dollars ($25,000.00). Borrower shall not sell or enter into any contract or agreement providing for the sale of all or any part of the Collateral, except for the sale of inventory in the ordinary course of Borrower's business or as otherwise expressly permitted by the terms of this Agreement, nor shall Borrower permit the Collateral to be encumbered or charged with a lien or security interest of any kind or nature, whether voluntary or involuntary, other than Permitted Liens.

          I. Loans And Investments. Without the prior written consent of LaSalle, which consent will not be unreasonably withheld, Borrower shall not make any advance, loan, investment or material acquisition of assets other than: (1) advances made to employees in the ordinary course of business so long as the aggregate amount of such advances do not exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate outstanding at any time; (2) investments in marketable securities so long as the aggregate amount of such investments do not exceed One Hundred Thousand Dollars ($100,000.00) at any time; (3) investments in short-term direct obligations of the United States government; (4) investments in negotiable certificates of deposit issued by a bank satisfactory to LaSalle, payable to the order of Borrower or to bearer, or (5) investments in commercial paper rated A-1 or P-1; provided, that with respect to clauses (2), (3), (4), and
   (5), Borrower shall assign all such investments in excess of Fifty Thousand Dollars ($50,000.00) and with a term in excess of ninety
   (90) days to LaSalle in form reasonably acceptable to LaSalle.

          J. Dividends And Distributions. Borrower shall not: (1) declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock, except that (a) Borrower may, from time to time, repurchase stock at a cost of up to Five Million Dollars ($5,000,000.00) so long as after such purchase Borrower will have Excess Availability in an amount not less than Four Million Dollars ($4,000,000.00), provided that Borrower may not repurchase stock from Emerson or any affiliate or successor of Emerson, (b) Borrower may provide its stockholders with a right to acquire additional shares in the event that Borrower was the target of an acquisition or in the event of a change in control, and (c) this provision shall not be construed as a prohibition on pro rata distributions of shares of Borrower's stock to its stockholders, or on an increase in the total number of outstanding shares of Borrower accompanied by a proportionate reduction in par or stated value; or (2) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or, without the prior written consent of LaSalle, repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement.

          K. Changes In Organizational Documents Or Fiscal Year. Borrower shall not amend its organizational documents or change its fiscal year, except for a change to a calendar year fiscal period.

          L. Financial Covenants. Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered most recently before the Closing Date:

              (1) Consolidated Tangible Net Worth. Borrower and its Subsidiaries, on a consolidated basis, shall maintain at all times a Tangible Net Worth of not less than Twenty-Five Million Dollars ($25,000,000.00).

              (2) EBITDA.    Borrower  and  its  Subsidiaries,  on  a
      consolidated basis, shall equal or exceed an EBITDA for the periods set forth below in the amounts set forth below:

              Period                     Minimum EBITDA

          Nine months ending 8/1/97       $1,500,000.00
          Eleven months ending 9/26/97    $2,500,000.00
          Thereafter, measured quarterly
          on a rolling twelve-month basis,
          as of the end of each Fiscal
          Quarter                         $3,100,000.00

              (3) Consolidated Capital Expenditures. Borrower and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures of an aggregate amount of more than One Million Dollars ($1,000,000.00) during any fiscal year of Borrower, without the prior written consent of LaSalle, which consent will not be unreasonably with held; provided, however, that so long as no Default has occurred and is continuing, Borrower may make Capital Expenditure in an aggregate amount not exceeding Three Million Dollars ($3,000,000.00) during the Original Term with respect to management information systems, and such Capital Expenditures shall be in addition to the One Million Dollars ($1,000,000.00) annual limitations set forth above.

          M. LaSalle's Expenses. Borrower shall reimburse LaSalle for all reasonable costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees and expenses of outside counsel, incurred by LaSalle in connection with the documentation and consummation of this transaction and any other transactions between Borrower and LaSalle, including, without limitation, Uniform Commer-cial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the
   Collateral or incurred by LaSalle in seeking to collect any Obligations and to administer and enforce any of LaSalle's rights under this Agreement. Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, and, until paid, shall bear interest at the rate then applicable to Revolving Loans hereunder.

          N. Compliance With Assignment Of Claims Act. Upon request from LaSalle at any time or from to time, Borrower shall take all action necessary to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 et seq.) with respect to any Government Accounts which qualify for assignment under the provisions thereof.

          O.  Maintenance Of Accounts. Except  as described in  Schedule
   14.0 attached hereto, within thirty (30) calendar days after the Closing Date, Borrower shall transfer all of its operating bank accounts to, and shall thereafter maintain such accounts with the Bank in Chicago, Illinois.

      15. CONDITIONS PRECEDENT.

          A. Conditions Precedent To Closing. The obligation of LaSalle to fund the initial Revolving Loan, to fund the Term Loan, and to co-sign as applicant for the initial Letter Of Credit, is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

              (1) Receipt of Executed Documents. LaSalle shall have received each of the documents required to be executed in connection with the transaction described in this Agreement, executed by all indicated signatories thereto;

              (2) No Material  Adverse Event.   No  event shall  have
      occurred which has had or could reasonably be expected to have a Material Adverse Effect;

              (3) No Alienation Or Destruction Of Equipment. There shall have been no sale or other disposition or damage or destruction of any Equipment, unless such sale or other disposition or damage or destruction has been fully disclosed to LaSalle, and LaSalle has in writing agreed to advance the proceeds of the Term Loan notwithstanding such sale or other disposition or damage or destruction, provided that in such event LaSalle, in its sole discretion, may reduce the amount available to be advanced under the Term Loan by such amount as LaSalle may deem appropriate;

              (4) Receipt Of Opinion Of Counsel. LaSalle shall have received an opinion of Borrower's general counsel in the form of Exhibit B attached hereto; and

              (5) Execution Of Documentation. The Borrower shall have executed and delivered to LaSalle all documents which LaSalle determines are reasonably necessary to consummate the transactions contemplated hereby.

          B. Conditions Precedent To Post-Closing Obligations. After the Closing Date, the obligation of LaSalle to make any requested Revolving Loan, or to co-sign as applicant for any requested Letter Of Credit is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

              (1) Continuing Accuracy Of Representations And Warranties. All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct in all material respects on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date; and

              (2) No Defaults. No Default or Event Of Default shall have occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter Of Credit, which has not been waived;

      16. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event Of Default" under this Agreement:

          A. Failure To Pay. The failure of any Obligor to pay any of the Obligations when due, declared due, or demanded by LaSalle in accordance with the terms of this Agreement or any of the Other Agreements.

          B. Failure To Perform. The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements, which failure continues for ten (10) Business Days after notice from LaSalle to Borrower, provided that a failure by Borrower to perform any obligations under any of the following paragraphs shall constitute an immediate Event of Default without Borrower having any notice or cure right: paragraph 9, the last sentence of paragraph 13B, the last sentence of paragraph 13C, paragraph 14E, paragraph 14H, paragraph 14J and paragraph 14L.

          C. False Representation Or Warranty. The making or furnishing by any Obligor to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and LaSalle, which is untrue or misleading in any material respect, or the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreement of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect.

          D. Other Liens. Except as provided in paragraph 16.G, the creation (whether voluntary or involuntary) of any lien or other encumbrance upon any of the Collateral securing an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), other than the Permitted Liens, or the making of any levy, seizure or attachment of any Collateral in connection with a lien or other encumbrance securing an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

          E. Insolvency Proceedings. The commencement of any proceedings (1) in bankruptcy by or against Borrower (2) for the liquidation or reorganization of Borrower, or (3) for the readjustment or arrangement of Borrower's debts, whether under the United States Bankruptcy Code or under any other applicable law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against Borrower is involuntary, such action shall not constitute an Event Of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings.

          F. Receivership Or Other Proceedings. The appointment of a receiver or trustee for Borrower or for all or any substantial part of the Collateral, or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of Borrower; provided, however, that if such appointment or commencement of proceedings against Borrower is involuntary, such action shall not constitute an Event Of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings.

          G. Entry Of A Judgment. The entry of any judgment or order by a court of competent jurisdiction in excess of Five Hundred Thousand Dollars ($500,000.00) against any Obligor which remains unsatisfied or undischarged and in effect for sixty (60) days after such entry without a stay of enforcement or execution, so long as such creditor has not commenced enforcement or execution upon such judgment, unless such judgment is insured and the creditor has not commenced enforcement or execution upon such judgment.

          H. Default By Guarantors. The occurrence and continuance of an event of default, including the expiration of any applicable grace or cure period, under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person, with Borrower's actual knowledge and consent, has guaranteed to LaSalle the payment of all or substantially all of the Obligations or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or substantially all of the Obligations.

          I. Cross Default. The occurrence and continuance of an event of default, including the expiration of any applicable grace or cure period, under any other agreement or instrument evidencing indebtedness for borrowed money in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound. A Default with respect to any Loan or Letter Of Credit is a Default with respect to all Loans and all Letters Of Credit.

          J. Occurrence Of Material Adverse Event. The occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect, as determined by LaSalle in the exercise of its commercially reasonable judgment.

      17. REMEDIES UPON AN EVENT OF DEFAULT.

          A. Acceleration. Upon the occurrence of an Event Of Default described in paragraph 16.E or 16.F above, all of the Obligations shall immediately and automatically be deemed to have been accelerated and to be due and payable, without notice of any kind. Upon the occurrence of any other Event Of Default, including the expiration of any applicable cure period, all of the Obligations may, at the option of LaSalle be accelerated for immediate payment, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          B. Remedies Are Cumulative. Upon the occurrence of an Event Of Default, LaSalle may exercise from time to time any rights and remedies available to LaSalle pursuant to the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of LaSalle's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.

          C. Rights To Manage, Sell And Liquidate Collateral. Upon the occurrence and during the continuance of an Event of Default, LaSalle may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which LaSalle already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and LaSalle shall have the right to store the same at any of Borrower's premises without cost to LaSalle, subject to the rights of any landlord. At LaSalle's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle and reasonably convenient to LaSalle and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of reasonable out-of-pocket expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Obligations, and in such order of application, as LaSalle may from time to time elect.

      18. INDEMNIFICATION.

          Borrower agrees to defend (with counsel mutually satisfactory to Borrower and LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of one (1) counsel (or more than one (1) counsel if separate counsel are determined to be desirable based upon conflict of interest considerations) for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, or the use or intended use of the proceeds of the Loans or any Letters Of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to, and LaSalle agrees to indemnify and holds harmless Borrower and each of its officers, directors, employees, attorneys and agents, for losses incurred by Borrower from, matters caused by or resulting from the willful misconduct or gross negligence of any Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid promptly to each Indemnified Party, and, failing prompt payment, shall, together with interest thereon at the rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this paragraph shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

      19. NOTICES.

          Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to the following addresses or to such other address as each party designates to the other by Notice in the manner herein prescribed:

      If To LaSalle At:     LASALLE BUSINESS CREDIT, INC.
                            120 East Baltimore Street, Suite 1802
                            Baltimore, Maryland   21202
                            Attn: J. David Kommalan
                                  First Vice President and
                                  Regional Manager
                            Facsimile No.:  (410) 837-0644

      If To Borrower At:    SPORT SUPPLY GROUP, INC.
                            1901 Diplomat Drive
                            Farmers Branch, Texas  75234
                            Attn:  John P. Walker,
                                  Executive Vice President
                                   and Chief Financial Officer
                            Facsimile No.: (972) 406-3409

      With A Copy To:SPORT SUPPLY GROUP, INC.
                            1901 Diplomat Drive
                            Farmers Branch, Texas 75234
                            Attn: General Counsel
                            Facsimile No.: (972) 406-3476

   Notice shall be deemed given hereunder if: (1) delivered personally or otherwise actually received, (2) sent by overnight delivery service, (3) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or
   (4) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (2) above. Notice mailed as provided in clause (3) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause (4) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (4) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

      20. CHOICE OF GOVERNING LAW AND CONSTRUCTION.

          This Agreement  and  the  Other Agreements  are  submitted  by
   Borrower to LaSalle for LaSalle's acceptance or rejection at LaSalle's principal place of business as an offer by Borrower to borrow monies from LaSalle now and from time to time hereafter, and shall not be binding upon LaSalle or become effective until accepted by LaSalle, in writing, at said place of business. If so accepted by LaSalle, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

      21. FORUM SELECTION AND SERVICE OF PROCESS.

          To induce LaSalle to accept this Agreement, Borrower irrevocably agrees that, subject to LaSalle's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF MARYLAND. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LASALLE IN ACCORDANCE WITH THIS PARAGRAPH.

      22. MODIFICATION AND BENEFIT OF AGREEMENT.

          This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and LaSalle. Neither Borrower nor LaSalle may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, their respective rights, titles, interest, remedies, powers or duties thereunder, without the prior written consent of the other party.

      23. HEADINGS OF SUBDIVISIONS.

          The  headings  of  subdivisions  in  this  Agreement  are  for
   convenience  of   reference   only,   and  shall   not   govern   the
   interpretation of any of the provisions of this Agreement.

      24. POWER OF ATTORNEY.

          Borrower acknowledges and agrees that Borrower's appointment of LaSalle as Borrower's attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are paid in full and this Agreement is terminated.

      25. WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY.

          A. WAIVER OF JURY TRIAL. LASALLE AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER OR LASALLE OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LASALLE. IN NO EVENT SHALL LASALLE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

          B. WAIVER OF NOTICE OF REPOSSESSION OR REPLEVIN OF COLLATERAL. BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LASALLE OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

          C. Waiver Of Demand, Presentment, Protest And Notice. Except as expressly required by the terms of this Agreement, Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.
          D.  No Continuing Waivers By  LaSalle.  LaSalle's failure,  at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event Of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event Of Default under this
   Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event Of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by a duly authorized officer of LaSalle and directed to Borrower specifying such suspension or waiver.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the 9th day of September, 1997.

                     LASALLE BUSINESS CREDIT, INC.

                     By:____________________________(SEAL)
                        Name: ______________________
                        Title: _____________________


                     SPORT SUPPLY GROUP, INC.

                     By:/s/ John P. Walker (SEAL)
                        Name: John P. Walker
                        Title: Executive Vice President
                               and Chief Financial Officer

                            ACKNOWLEDGMENTS

   STATE OF MARYLAND, CITY/COUNTY OF __________________, TO WIT:

          I HEREBY CERTIFY that on this ____ day of September, 1997, before me, the undersigned Notary Public of the State of Maryland, in and for the City/County of ______________________, personally appeared ___________________________, and acknowledged himself to be the ___________________ of LASALLE BUSINESS CREDIT, INC., a Delaware corporation, and that he, as such ____________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of LASALLE BUSINESS CREDIT, INC., by himself as ____________________.

          IN WITNESS MY Hand and Notarial Seal.

                                   ___________________________(SEAL)
                                                       NOTARY PUBLIC
   My Commission Expires:
   ______________________


   STATE OF TEXAS, COUNTY OF DALLAS, TO WIT:

I HEREBY CERTIFY  that on this 9th day  of September, 1997, before me,
the  undersigned  Notary  Public  of  the   jurisdiction aforesaid,
personally appeared John P. Walker, and acknowledged himself to be the Executive Vice President and Chief Financial Officer of SPORT SUPPLY GROUP, INC., a Delaware corporation, and that he, as such Executive Vice President and Chief Financial Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of SPORT SUPPLY GROUP, INC., by himself as Executive Vice President and Chief Financial Officer.

          IN WITNESS MY Hand and Notarial Seal.

                                   /s/ Peggy Rozelle (SEAL)
                                          NOTARY PUBLIC
   My Commission Expires:
   February 28, 2001

                                                           EXHIBIT A

                         Officer's Certificate

        This Certificate is submitted pursuant to paragraph 11.I of the Second Amended and Restated Loan and Security Agreement dated _____________ ("Loan Agreement") between LaSalle Business Credit, Inc. ("LaSalle") and Sport Supply Group, Inc. ("Borrower").

        The undersigned, in his capacity as the _______________________ of the Borrower, hereby certifies to LaSalle that as of the date of this Agreement:

        1.  The undersigned is the _________________ of the Borrower.

        2. To the best of the undersigned's knowledge, information and belief, there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event Of Default, as that term is defined in the Loan Agreement, or, if such an event or circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

        3. To the best of the undersigned's knowledge, information and belief, no material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since _______ or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

        4.  All insurance premiums due as of such date have been paid.

        5. All taxes due as of such date have been paid or, for those taxes which have not been paid, or, if any taxes have not been paid, a writing attached hereto describes the nature and amount of such taxes, and sets forth Borrower's rationale for not paying such taxes and the action that Borrower has taken or proposes to take with respect thereto.

        6. To the best of the undersigned's knowledge, after appropriate inquiry, except as previously disclosed to LaSalle in writing, no material litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against the Borrower, or, if any litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against the Borrower, a writing attached hereto specifies the nature thereof.

        7. Borrower is in compliance in all material respects with the representations, warranties and covenants in the Loan Agreement (except with respect to represents and warranties which are expressly given as of a specific date), or, if Borrower is not in compliance in all material respects with any representations, warranties or covenants in the Loan Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

        8.  Attached hereto is  a true  and correct  calculation of  the
   financial  covenants  contained  in   paragraph  14.L  of  the   Loan
   Agreement.

                                     SPORT SUPPLY GROUP, INC.


                                     By:

                                      _______________________(SEAL)
                                      Name:  _____________________
       Title: _____________________

                             SCHEDULE 13.B
                         BORROWER'S LOCATIONS



   Location of Books and Records:




   Principal Place of Business:




   Locations of Collateral:


   Post Office Boxes:

                             SCHEDULE 13.D
                            EXISTING LIENS



                             SCHEDULE 13.L
                     TRADENAMES AND DIVISION NAMES



                             SCHEDULE 13.V
                        INTELLECTUAL PROPERTIES



                             SCHEDULE 14.G
                          OTHER INDEBTEDNESS



                             SCHEDULE 14.0
                          OTHER BANK ACCOUNTS